UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2010

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously announced, on November 20, 2009, the Board of Directors (the "Board") of Dr Pepper Snapple Group, Inc. (the "Company") authorized the repurchase of up to $200 million of the Company's outstanding common stock during 2010, 2011 and 2012. On February 24, 2010, the Board authorized the repurchase of up to an additional $800 million of the Company's outstanding common stock, bringing the total aggregate share repurchase authorization to up to $1 billion. On March 11, 2010, pursuant to authority granted by the Board, the Company’s Audit Committee authorized the Company to attempt to effect up to $1 billion in share repurchases during 2010 if prevailing market conditions permit. The repurchase authorization noted above is also subject to certain repurchase parameters, including a maximum price per share, in addition to prevailing market conditions. As a result, there can be no assurance that the Company will be able to fully execute its share repurchase program during 2010.

In furtherance of the share repurchase program, the Company and certain broker-dealers have entered into sequenced monthly and multi-monthly (i) prepaid share purchase agreements, which agreements provide for share purchases based generally on the daily volume weighted average market price (less a discount) of the Company’s common stock during the period covered by the agreements and provide that the applicable broker-dealers will deliver the purchased shares to the Company shortly after the termination of the agreements, and (ii) open market repurchase agreements. Each of the agreements provide for purchases, subject to a maximum price per share and certain other limitations, including, but not limited to, the circumstances under which the broker-dealer may accelerate the schedule for the delivery of the shares, the circumstances under which the transaction may be terminated early and various representations, warranties and covenants made by the Company and the broker-dealer to one another, including with respect to compliance with Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All purchases of common stock by the Company pursuant to the agreements described in this paragraph are intended to comply with Rule 10b5-1, to the extent necessary under the circumstances, and Rule 10b-18 under the Exchange Act.

After the completion of the agreements discussed in the prior paragraph, and subject to the discretion of the Company as well as prevailing market conditions and certain repurchase parameters, including a maximum price per share, additional shares may be acquired by the Company from time to time during the balance of 2010 and in 2011 and 2012, up to the then remaining portion of the aggregate $1 billion authorization noted above, through open market purchases, privately-negotiated transactions, block purchase techniques or otherwise, including pursuant to additional written open market repurchase or prepaid share purchase agreements with one or more broker-dealers. Any such additional purchases of common stock will be intended to comply with Rule 10b5-1, to the extent necessary under the circumstances, and Rule 10b-18 under the Exchange Act.

The Company intends to retire all shares acquired pursuant to its open market repurchase program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

March 16, 2010	By:	James L. Baldwin, Jr.

Name: James L. Baldwin, Jr.
Title: Executive Vice President & General Counsel